PROMISSORY NOTE

$30,000.00                                                         June 19, 1998

         FOR VALUE RECEIVED, the undersigned promises to pay Fiberstars, Inc., a California corporation (the "Company"), the principal sum of thirty thousand dollars ($30,000). Such principal sum shall bear interest from the date hereof at a rate of eight percent (8%) per annum on the unpaid balance of this promissory note (the "Note") compounded monthly. Upon demand by the Company, principal and accrued interest shall be paid by the undersigned to the Company. This Note shall be paid in full no later than one year from the date first written above. Each payment shall be credited first to interest then due and the remainder to principal.

         Principal and interest are payable in lawful money of the United States of America. The undersigned may prepay any amount due hereunder, without premium or penalty.

         In the event the Company incurs any costs or fees in order to enforce payment of this Note or any portion hereof, the undersigned agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, a reasonable sum for attorneys' fees.

         As security for the full and timely payment of this Note, the undersigned pledges and grants to the Company a security interest in the undersigned's personal residence located at 3411 Bernese Court, Carson City, NV 89705.

         Notwithstanding the foregoing,  the undersigned  acknowledges that this
Note is a full recourse note and that the undersigned is liable for full payment of this Note without regard to the value at any time or from time to time of the personal residence. In the event of any default in the payment of this Note, the Company shall have and may exercise any and all remedies of a secured party under the California Commercial Code, and any other remedies available at law.

         As used herein, the undersigned includes the successors, assigns and distributes of the undersigned.

         As used herein, the Company includes the successors, assigns and distributees of the Company, as well as a holder in due course of this Note.

         This Note is made under and shall be construed in accordance with the laws of the Sate of California, without regard to the conflict of law provisions thereof.


                                                  /s/ Fredrick N. Martin
                                                  ----------------------
                                                  Fredrick N. Martin
                                                  1401 Red Hawk Circle, N116
                                                  Fremont, CA 94538

         Fiberstars, Inc., a California Corporation, hereby approves the terms of the above promissary note, effective as of October 7, 1996.

Dated:  June 19, 1998                             FIBERSTARS, INC.
        ------------------                        A California Corporation

                                                  /s/ David N. Ruckert
                                                  --------------------
                                                  David N. Ruckert
                                                  President, CEO